As filed with the Securities and Exchange Commission on January 25, 2006
Registration No. 333-129037

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 6 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	04-3573277
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheldon Berkle
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jonathan L. Kravetz, Esq. Megan N. Gates, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Richard D. Forrest, Esq. Altus Pharmaceuticals Inc. 125 Sidney Street Cambridge, MA 02139 (617) 299-2900	David E. Redlick, Esq. Peter N. Handrinos, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000
         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
This Amendment No. 6 is being filed solely for the purpose of refiling Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-129037) to include a certificate of amendment and a certificate of correction to the Registrant’s Restated Certificate of Incorporation, as amended, that were filed with the Delaware Secretary of State recently. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement, and accordingly it is not filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.
     Exhibits

Exhibit
Number		Description of Exhibit

1.	1**	Form of Purchase Agreement.
3.	1	Restated Certificate of Incorporation of the Registrant, as amended.
3.	2**	Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.	3**	Second Amended and Restated By-laws of the Registrant.
3.	4**	Restated By-laws of the Registrant to be effective upon completion of this offering.
4.	1**	Form of Common Stock Certificate.
4.	2**	Amended and Restated Stockholders Voting Agreement, dated as of May 21, 2004, as amended.
4.	3**	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004.
4.	4**	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 21, 2004.
4.	5**	Amended and Restated Voting Standstill Agreement, dated as of May 21, 2004.
4.	6**	Form of Common Stock Warrant to Vertex Pharmaceuticals Incorporated.
4.	7**	Form of Common Stock Warrant to General Electric Capital Corporation.
4.	8**	Form of Common Stock Warrant to Oxford Finance Corporation.
4.	9**	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc.
4.	10**	Form of Common Stock Warrant to Transamerica Business Credit Corporation.
4.	11**	Form of Common Stock Warrant to SG Cowen & Co.
4.	12**	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders.
4.	13**	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders.
5.	1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.	1@**	1993 Stock Option Plan, as amended.
10.	2@**	Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.
10.	3@**	Form of Non-Qualified Stock Option Agreement under the 1993 Stock Option Plan.
10.	4@**	Amended and Restated 2002 Employee, Director and Consultant Stock Plan.
10.	5@**	Pre-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	5.1@**	Post-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6@**	Pre-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6.1@**	Post-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	7**	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.	8**	Master Lease Agreement between the Registrant and General Electric Capital Corporation, dated as of May 21, 2002, as amended.
10.	9**	Master Loan and Security Agreement between Oxford Finance Corporation and the Registrant, dated as of December 17, 1999, as amended.
10.	10**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	11**	Master Security Agreement between Oxford Finance Corporation and the Registrant, dated August 19, 2004.

Exhibit
Number		Description of Exhibit

10.	12**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	13+**	Technology License Agreement by and between the Registrant and Vertex Pharmaceuticals Incorporated, dated as of February 1, 1999, as amended.
10.	14+**	Cooperative Development Agreement between Amano Enzyme, Inc. and the Registrant dated as of November 8, 2002, as amended.
10.	15+**	Strategic Alliance Agreement between the Registrant and Cystic Fibrosis Foundation Therapeutics, Inc., dated as of February 22, 2001, as amended.
10.	16+**	Development, Commercialization and Marketing Agreement between the Registrant and Dr. Falk Pharma GmbH dated as of December 23, 2002.
10.	17@**	Letter Agreement between the Registrant and Sheldon Berkle, dated as of May 6, 2005, as amended.
10.	18@**	Separation Agreement between the Registrant and Peter L. Lanciano, dated as of November 24, 2004, as amended.
10.	19@**	Consulting Agreement between the Registrant and Manuel A. Navia, dated as of March 1, 2003.
10.	20@**	Description of Arrangement between the Registrant and John P. Richard, effective as of October 28, 2004.
10.	21**	Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of April 4, 2002, as amended.
10.	22**	Lease Agreement between the Registrant and Fort Washington Realty Trust for 625 Putnam Ave, Cambridge, dated as of March 1, 1993, as amended.
10.	23@**	Description of Executive Officer Retention Arrangements.
10.	24**	Sublease Agreement between the Registrant and Vertex Pharmaceuticals Incorporated for 618 Putnam Ave, Cambridge, dated as of February 1, 1999, as amended.
10.	25**	Sublease Agreement between the Registrant and Transkaryotic Therapies, Inc., dated as of July 23, 2004.
10.	26+**	Purchase Agreement between the Registrant and Sandoz, GmbH, dated as of October 10, 2005.
10.	27@**	Summary of Executive Compensation.
10.	28@**	Director Compensation Policy.
21**		Subsidiaries of the Registrant.
23.	1**	Consent of Deloitte & Touche LLP.
23.	2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.	1**	Powers of Attorney (see signature page to initial filing).

**	Previously filed.

+	Confidential treatment has been requested for portions of this exhibit.

@	Denotes management compensation plan or contract.
Financial Statement Schedules
          Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on January 25, 2006.

ALTUS PHARMACEUTICALS INC.

By:	/s/ Jonathan I. Lieber

Jonathan I. Lieber
Vice President and Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

* Sheldon Berkle	President, Chief Executive Officer and Director (principal executive officer)	January 25, 2006

/s/ Jonathan I. Lieber Jonathan I. Lieber	Vice President and Chief Financial Officer (principal financial and accounting officer)	January 25, 2006

* John P. Richard	Chairman of the Board	January 25, 2006

* Richard H. Aldrich	Director	January 25, 2006

* Lynne H. Brum	Director	January 25, 2006

* Stewart Hen	Director	January 25, 2006

* Peter L. Lanciano	Director	January 25, 2006

* Jonathan S. Leff	Director	January 25, 2006

* Manuel A. Navia, Ph.D.	Director	January 25, 2006

* Jonathan D. Root, M.D.	Director	January 25, 2006

* Michael S. Wyzga	Director	January 25, 2006

*	Signed by Jonathan I. Lieber pursuant to power of attorney.

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1.	1**	Form of Purchase Agreement.
3.	1	Restated Certificate of Incorporation of the Registrant, as amended.
3.	2**	Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.	3**	Second Amended and Restated By-laws of the Registrant.
3.	4**	Restated By-laws of the Registrant to be effective upon completion of this offering.
4.	1**	Form of Common Stock Certificate.
4.	2**	Amended and Restated Stockholders Voting Agreement, dated as of May 21, 2004, as amended.
4.	3**	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004.
4.	4**	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 21, 2004.
4.	5**	Amended and Restated Voting Standstill Agreement, dated as of May 21, 2004.
4.	6**	Form of Common Stock Warrant to Vertex Pharmaceuticals Incorporated.
4.	7**	Form of Common Stock Warrant to General Electric Capital Corporation.
4.	8**	Form of Common Stock Warrant to Oxford Finance Corporation.
4.	9**	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc.
4.	10**	Form of Common Stock Warrant to Transamerica Business Credit Corporation.
4.	11**	Form of Common Stock Warrant to SG Cowen & Co.
4.	12**	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders.
4.	13**	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders.
5.	1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.	1@**	1993 Stock Option Plan, as amended.
10.	2@**	Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.
10.	3@**	Form of Non-Qualified Stock Option Agreement under the 1993 Stock Option Plan.
10.	4@**	Amended and Restated 2002 Employee, Director and Consultant Stock Plan.
10.	5@**	Pre-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	5.1@**	Post-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6@**	Pre-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6.1@**	Post-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	7**	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.	8**	Master Lease Agreement between the Registrant and General Electric Capital Corporation, dated as of May 21, 2002, as amended.
10.	9**	Master Loan and Security Agreement between Oxford Finance Corporation and the Registrant, dated as of December 17, 1999, as amended.
10.	10**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	11**	Master Security Agreement between Oxford Finance Corporation and the Registrant, dated August 19, 2004.

Exhibit
Number		Description of Exhibit

10.	12**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	13+**	Technology License Agreement by and between the Registrant and Vertex Pharmaceuticals Incorporated, dated as of February 1, 1999, as amended.
10.	14+**	Cooperative Development Agreement between Amano Enzyme, Inc. and the Registrant dated as of November 8, 2002, as amended.
10.	15+**	Strategic Alliance Agreement between the Registrant and Cystic Fibrosis Foundation Therapeutics, Inc., dated as of February 22, 2001, as amended.
10.	16+**	Development, Commercialization and Marketing Agreement between the Registrant and Dr. Falk Pharma GmbH dated as of December 23, 2002.
10.	17@**	Letter Agreement between the Registrant and Sheldon Berkle, dated as of May 6, 2005, as amended.
10.	18@**	Separation Agreement between the Registrant and Peter L. Lanciano, dated as of November 24, 2004, as amended.
10.	19@**	Consulting Agreement between the Registrant and Manuel A. Navia, dated as of March 1, 2003.
10.	20@**	Description of Arrangement between the Registrant and John P. Richard, effective as of October 28, 2004.
10.	21**	Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of April 4, 2002, as amended.
10.	22**	Lease Agreement between the Registrant and Fort Washington Realty Trust for 625 Putnam Ave, Cambridge, dated as of March 1, 1993, as amended.
10.	23@**	Description of Executive Officer Retention Arrangements.
10.	24**	Sublease Agreement between the Registrant and Vertex Pharmaceuticals Incorporated for 618 Putnam Ave, Cambridge, dated as of February 1, 1999, as amended.
10.	25**	Sublease Agreement between the Registrant and Transkaryotic Therapies, Inc., dated as of July 23, 2004.
10.	26+**	Purchase Agreement between the Registrant and Sandoz, GmbH, dated as of October 10, 2005.
10.	27@**	Summary of Executive Compensation.
10.	28@**	Director Compensation Policy.
21**		Subsidiaries of the Registrant.
23.	1**	Consent of Deloitte & Touche LLP.
23.	2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.	1**	Powers of Attorney (see signature page to initial filing).

**	Previously filed.

+	Confidential treatment has been requested for portions of this exhibit.

@	Denotes management compensation plan or contract.